Exhibit (i)


                               CONSENT OF COUNSEL

                             Scudder Tax Free Trust

                  We hereby consent to the use of our name and to the references to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 37 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 2-81105, Investment Company Act File No. 811-3632) of Scudder Tax Free Trust (the "Trust") and to the Trust's filing a copy of this Consent as an exhibit to the Amendment.


/s/ Willkie, Farr & Gallagher
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Willkie Farr & Gallagher
December 22, 2000
New York, New York